As filed with the Securities and Exchange Commission on March 26, 1998.
                                                  Registration No. _________
=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933


                      MARSH & MCLENNAN COMPANIES, INC.
           (Exact name of Registrant as specified in its charter)

                                  DELAWARE
                      (State or other jurisdiction of
                       incorporation or organization)

                                 36-2668272
                  (I.R.S. Employer Identification Number)

                        1166 AVENUE OF THE AMERICAS
                       NEW YORK, NEW YORK 10036-2774
                               (212) 345-5000
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)


                            GREGORY F. VAN GUNDY
                       GENERAL COUNSEL AND SECRETARY
                      MARSH & MCLENNAN COMPANIES, INC.
                        1166 AVENUE OF THE AMERICAS
                       NEW YORK, NEW YORK 10036-2774
                               (212) 345-5000
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agents for Service)


                                  Copy to:

         DAVID B. HARMS, ESQ.                  GREGORY A. FERNICOLA, ESQ.
         SULLIVAN & CROMWELL                     SKADDEN, ARPS, SLATE,
          125 BROAD STREET                        MEAGHER & FLOM LLP
      NEW YORK, NEW YORK  10004                    919 THIRD AVENUE
           (212) 558-4000                       NEW YORK, NEW YORK 10022
                                                     (212) 735-3000


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|
                                                   (Continued on next page)

                        --------------------
      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=============================================================================

(Continued from previous page)

                                         CALCULATION OF REGISTRATION FEE

   Title of Each Class                                Proposed Maximum    Proposed Maximum     Amount of
      of Securities                 Amount to be       Aggregate Price   Aggregate Offering   Registration
     to be Registered                Registered         Per Unit(1)(3)          Price(1)          Fee
------------------------------   -------------------  ----------------   ------------------   ------------
Common Stock, $1.00 par value,
of Marsh & McLennan Companies,
Inc., including the Preferred
Stock Purchase Rights attached
thereto (2)....................  1,872,832 shares(4)       $ 89.0625        $ 166,799,100       $ 49,206

-------------
(1)   Estimated for the sole purpose of computing the registration fee.

(2) The Preferred Stock Purchase Rights initially are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, September 29, 1997, pursuant to the terms of the Company's Rights Agreement, dated as of September 18, 1997. Until the occurrence of certain prescribed events, the Preferred Stock Purchase Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with the Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(3) Calculated pursuant to Rule 457(c) based on the average of the high and low prices on the New York Stock Exchange on March 24, 1998.

(4) Pursuant to Rule 429 under the Securities Act, the Prospectus filed as part of this Registration Statement, in addition to the shares registered hereby, may also be used in connection with sales of up to 702,452 shares of Common Stock that were registered pursuant to Registration Statement No. 333-25069 and were not sold as of the date hereof. A registration fee of $12,546 was previously paid with respect to such additional shares.



[FLAG]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.



                SUBJECT TO COMPLETION, DATED MARCH 26, 1998

PROSPECTUS

                      MARSH & McLENNAN COMPANIES, INC.

                      2,575,284 Shares of Common Stock


This Prospectus relates to the offering from time to time of up to 2,575,284 shares of common stock, par value $1.00 per share (the "Common Stock"), of Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), by certain stockholders of the Company (the "Selling Stockholders"). The Common Stock offered hereby was issued as partial consideration to the Selling Stockholders in connection with the Company's business combination with Johnson & Higgins, a New Jersey corporation. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

The Selling Stockholders directly, or through agents, dealers or underwriters designated from time to time, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required, the number of shares of Common Stock to be sold, purchase price, public offering price, the names of the Selling Stockholders, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price thereof less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of distribution not borne by the Company. The Company has agreed to pay certain expenses of the offering contemplated hereby. See "Plan of Distribution."

The Selling Stockholders and any dealers, agents or underwriters that participate with any Selling Stockholder in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit from the resale of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of information regarding indemnification arrangements.

The Common Stock is listed on the New York Stock Exchange (the "NYSE"), the Chicago Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange under the trading symbol "MMC."

                                -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


March 26, 1998



      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein may not be relied upon as having been authorized by the Company or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the Common Stock in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein is correct as of any time subsequent to the date of such information.

      No action has been or will be taken in any jurisdiction by the Company or any Selling Stockholder that would permit a public offering of the Common Stock or possession or distribution of this Prospectus or any accompanying Prospectus Supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus or any accompanying Prospectus Supplement comes are required by the Company and the Selling Stockholders to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus and any accompanying Prospectus Supplement.

      CERTAIN PERSONS PARTICIPATING IN THE OFFERING MADE HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING MADE HEREBY. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION".


                             TABLE OF CONTENTS

                                                                 PAGE

AVAILABLE INFORMATION...............................................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................3
THE COMPANY.........................................................4
USE OF PROCEEDS.....................................................4
SELLING STOCKHOLDERS................................................4
DESCRIPTION OF CAPITAL STOCK........................................6
PLAN OF DISTRIBUTION................................................8
LEGAL MATTERS......................................................10
EXPERTS............................................................10


                           AVAILABLE INFORMATION

      This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 14th Floor, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

      (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (including pages 26 through 55 of the Company's 1997 Annual Report to Stockholders);

      (2) The Company's Registration Statement on Form 8-B, dated May 22, 1969, as amended by an Amendment on Form 8, dated February 3, 1987, describing the Common Stock, including any amendment or reports filed for the purpose of updating such description; and

      (3) The Company's Registration Statement on Form 8-A, dated October 10, 1997, describing the Preferred Stock Purchase Rights attached to the Common Stock, including any further amendment or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such documents should be directed to: Corporate Development, Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036. Telephone requests may be directed to Corporate Development at (212) 345-5475.

                                THE COMPANY

      Marsh & McLennan Companies, Inc., a professional services organization with origins dating from 1871 in the United States, is a holding company which, through its subsidiaries and affiliates, provides clients with analysis, advice and transactional capabilities in the fields of insurance and reinsurance broking, investment management and consulting. The mailing address of the Company's principal executive offices is 1166 Avenue of the Americas, New York, New York 10036-2774 , and its telephone number is (212) 345-5000.

                              USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Common Stock offered hereby, all of the net proceeds of which will be received by the Selling Stockholders.

                            SELLING STOCKHOLDERS

GENERAL

      On March 27, 1997, the Company consummated a business combination (the "Transaction") with Johnson & Higgins ("J&H"). In connection with the Transaction, the Company issued and delivered approximately 10.94 million shares of Common Stock (as adjusted after giving effect to the Company's two-for-one stock split on June 27, 1997) to the Sellers (as defined below) as payment in part for the sale by the Sellers of their shares of common stock of J&H to the Company, in each case upon the terms set forth in the Stock Purchase Agreement, dated as of March 12, 1997 and amended as of March 27, 1997, among J&H, the stockholders of J&H listed on Annex A thereto (the "Sellers") and the Company. The Company also issued and delivered approximately 3.22 million shares of its Common Stock (as adjusted after giving effect to the Company's two-for-one stock split on June 27, 1997) to certain living, former directors, and the estates of certain deceased, former directors, of J&H (the "Retirees") with whom it entered into certain Retiree agreements. The Company entered into a Registration Rights Agreement, dated as of March 12, 1997 and amended as of March 27, 1997, with the Sellers (the "Registration Rights Agreement"), for their own benefit and the benefit of holders from time to time of the Common Stock originally issued to the Sellers and Retirees in connection with the Transaction (the "RRA Common Stock").

      The Selling Stockholders consist of Sellers who are entitled, pursuant to the Registration Rights Agreement, to offer under this Prospectus RRA Common Stock that is not subject to the contractual transfer restrictions described below ("Freely Registrable RRA Common Stock").

IDENTITY OF SELLING STOCKHOLDERS AND THEIR BENEFICIAL OWNERSHIP OF
COMMON STOCK

      The Selling Stockholders, consisting of 27 former J&H stockholders (or donees thereof), are offering hereby 2,575,284 shares of Common Stock in the aggregate, which constituted approximately 1.5% of the issued and outstanding Common Stock on February 28, 1998. On such date the Selling Stockholders beneficially owned up to approximately 6,222,642 shares of Common Stock in the aggregate, which constituted approximately 3.6% of the issued and outstanding Common Stock on such date. The number of shares of Common Stock beneficially owned and offered hereby by each Selling Stockholder constituted less than 1.6% of the issued and outstanding Common Stock on February 28, 1998. The Selling Stockholders include Norman Barham, a member of the Board of Directors of the Company, who is offering hereby up to 132,218 shares of Common Stock, which constitutes all of the Common Stock beneficially owned and eligible for sale by Mr. Barham on the date hereof. Prior to the closing of the Transaction, each of the Selling Stockholders (or donees thereof) was a director or managing principal, as well as an employee, of J&H. As of March 25, 1998, 25 of the Selling Stockholders were employees of the Company or a subsidiary thereof.

THE REGISTRATION RIGHTS AGREEMENT

      Shelf Registration. The Company has agreed in the Registration Rights Agreement to file the registration statement of which this Prospectus forms a part, to use its best efforts to cause such registration statement to be declared effective under the Securities Act on or prior to March 27, 1998 and to keep it continuously effective in order to permit this Prospectus to be usable at all times during the period ending on May 2, 1999 or such shorter period that will terminate when the RRA Common Stock is publicly sold (the "Effectiveness Period").

      Underwritten Offering. Under the Registration Rights Agreement, the holders of 33% or more of the Freely Registrable RRA Common Stock also have the right, subject to certain conditions, to cause the Company to cooperate with up to two underwritten offerings for which it receives requests during the Effectiveness Period. The Company has cooperated with one such underwritten offering.

      Transfer Restrictions. Each Seller who is bound by the Registration Rights Agreement has agreed with the Company not to sell or otherwise transfer (a) during the period from the date of the closing of the Transaction to the first anniversary thereof, more than one-third of the number of shares of Common Stock he or she received as a Seller under the Stock Purchase Agreement at such closing; and (b) during the period from the date of such closing to the second anniversary thereof, more than two-thirds of the number of shares of Common Stock he or she received as a Seller under the Stock Purchase Agreement at such closing.

      In addition, each Seller and Retiree who is bound by the Registration Rights Agreement and does not participate in an underwritten offering pursuant thereto has agreed with the Company to execute and deliver such reasonable and customary lock-up agreements that the managing underwriters for such offering may advise are necessary to facilitate it and that do not restrict dispositions of such Seller's or Retiree's Common Stock for longer than 90 days.

      The Retirees received RRA Common Stock that is not subject to contractual transfer restrictions against resale other than the lock-up restriction described above.

SHARES ELIGIBLE FOR SALE

      On March 27, 1998, 3,647,402 shares (including those covered by this Prospectus) became eligible for sale by the Sellers into the open market in reliance on Rule 144 under the Securities Act. An additional 2,379,642 shares held by the Sellers shall become eligible for sale into the open market under Rule 144 beginning on March 27, 1999.

                        DESCRIPTION OF CAPITAL STOCK

      The Company's authorized capital stock consists of 406,000,000 shares of capital stock, 400,000,000 of such shares being Common Stock, and 6,000,000 shares being preferred stock, par value $1.00 per share
("Preferred Stock"). No shares of Preferred Stock were issued or outstanding as of the date of this Prospectus.

COMMON STOCK

      Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders of the Company. The holders of outstanding shares of Common Stock, subject to any preferences that may be applicable to any outstanding series of Preferred Stock, are entitled to receive ratably such dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Upon liquidation or dissolution of the Company, the holders of the Common Stock will be entitled to share ratably in the assets of the Company legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of any Preferred Stock then outstanding. Holders of the Common Stock generally have no conversion, sinking fund, redemption, preemptive or subscription rights. In addition, the Common Stock does not have cumulative voting rights. Shares of the Common Stock are not subject to further calls or assessments by the Company.

PREFERRED STOCK

      The Company is authorized to issue 6,000,000 shares of Preferred Stock, none of which currently is issued or outstanding. The Board of Directors of the Company has the authority, without further action by the stockholders, to issue shares of Preferred Stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of Preferred Stock. The holders of Preferred Stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such Preferred Stock pursuant to the Delaware General Corporation Law (the "DGCL").

      In connection with the Company's Stockholder Rights Plan (the "Rights Plan"), the Board of Directors has authorized the issuance of up to 2,000,000 shares of Series A Junior Participating Preferred Stock ("Series A Preferred Stock") upon exercise of preferred stock purchase rights issued under the Rights Plan. Reference is hereby made to the Company's Registration Statement on Form 8-A, dated October 10, 1997, which is incorporated by reference herein, for a description of the preferred stock purchase rights attached to the Common Stock.

CERTAIN PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS AND THE DELAWARE GENERAL CORPORATION LAW

Classified Board of Directors. The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for a Board of Directors divided into three classes, each class to consist as nearly as possible of one-third of the directors. Each director serves for a term of three years and until his or her successor is elected and qualified. Pursuant to the Certificate of Incorporation, the number of directors of the Company will be fixed from time to time by the Board of Directors.

Removal of Directors by Stockholders. The DGCL provides that members of a classified board of directors may only be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote on the election of such directors.

Stockholder Nomination of Directors. The Company's Restated By-laws (the "By-laws") provide that written notice must be given of any stockholder nomination of a director not less than sixty nor more than ninety days prior to the date of the meeting at which directors are to be elected; provided, that if the date for such meeting is not the date set forth in the By-laws and less than seventy five days' notice or prior public disclosure of the date for such meeting is given to stockholders, then notice by a stockholder shall be timely if received by the Company no later than fifteen days following the date such public disclosure was made.

No Action by Written Consent. The Certificate of Incorporation provides that stockholders of the Company may not act by written consent and may only act at duly called meetings of such stockholders.

Interested Stockholder Provision. Article EIGHTH of the Certificate of Incorporation provides for higher stockholder voting requirements for certain transactions (such as business combinations) with or otherwise involving an Interested Stockholder (as defined below). Such a transaction requires the approval of the holders of a majority of the Company's outstanding voting power, voting together as a single class (but excluding any voting stock owned by an Interested Stockholder), unless such transaction is approved by a majority of Disinterested Directors (as defined below), in which case the voting requirements of the DGCL, the Certificate of Incorporation and the Company's By-laws otherwise applicable govern. Article EIGHTH does not alter the additional requirements regarding class votes available to holders of Preferred Stock, if any, which arise under the DGCL and the Certificate of Incorporation.

      Transactions covered by Article EIGHTH include mergers of the Company or any of its subsidiaries with an Interested Stockholder, sales of all or any substantial part of the assets of the Company and its subsidiaries to an Interested Stockholder, the issuance or delivery of any securities of the Company or any of its subsidiaries to an Interested Stockholder, any loan, advance or guarantee, pledge or other financial assistance provided by the Company or any of its subsidiaries to the Interested Stockholder, any voluntary dissolution or liquidation of the Company or amendment to the Company's By-laws, a reclassification of securities or recapitalization of the Company or other transaction (if such reclassification, recapitalization or other transaction results in the Interested Stockholder increasing its proportionate share of any class of the Company's capital stock) or any agreement, contract, or other arrangement to do any of the foregoing.

      An "Interested Stockholder" is defined in Article EIGHTH as any other corporation, person, or entity which (i) beneficially owns or controls, directly or indirectly, 10% or more of the voting stock of the Company (or has announced a plan or intention to acquire such securities), and any affiliate or associate of such corporation, person, or entity or (ii) is an affiliate or associate of the Company and at any time within two years prior to the date in question was the beneficial owner of 10% or more of the voting stock of the Company. Specifically excluded from the definition of Interested Stockholder are (i) the Company and any of its subsidiaries, and (ii) any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any subsidiary, or trustees or fiduciaries for such.

      A "Disinterested Director" is defined in Article EIGHTH as a director who is not an affiliate, associate, representative, agent or employee of an Interested Stockholder, and who was a member of the Board of Directors prior to the time that the Interested Stockholder involved in the transaction being considered became an Interested Stockholder, and any successor to a Disinterested Director, while such successor is a member of the Board of Directors, who is not an affiliate, associate, representative, agent or employee of an Interested Stockholder and who was nominated by a majority of the Disinterested Directors.

      Article EIGHTH may not be altered, amended, or repealed without the affirmative vote of the holders of a majority of the Company's outstanding voting power, voting together as a single class (but excluding any voting stock owned by an Interested Stockholder), except if recommended by a majority of Disinterested Directors, in which case the voting requirements of the DGCL, the Certificate of Incorporation and the Company's By-laws otherwise applicable govern.

Delaware Business Combination Statute. The Company is subject to Section 203 of the DGCL ("Section 203"), which restricts certain transactions and business combinations between a corporation and an "interested stockholder" (which is generally defined by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock) for a period of three years from the date the stockholder becomes an interested stockholder. Subject to certain exceptions, unless the transaction is approved by the Board of Directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder), Section 203 prohibits significant business transactions such as a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, or any other transaction that would increase the interested stockholder's proportionate ownership of any class or series of the Company's capital stock. The statutory ban does not apply if: (i) prior to the time that any stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which such stockholder became an interested stockholder, or (b) upon consummation of the transaction in which any stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both directors and officers or by certain employee stock plans).

DIRECTORS' LIABILITY

      The Certificate of Incorporation provides that a member of the Board of Directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), and (iv) for transactions from which the director derived an improper personal benefit.

      The Certificate of Incorporation also provides for indemnification of directors and officers to the fullest extent authorized by Delaware law.

TRANSFER AGENT AND REGISTRAR

      The Bank of New York acts as transfer agent and registrar for the Common Stock.

                            PLAN OF DISTRIBUTION

      The Selling Stockholders may sell the Common Stock being offered hereby directly to other purchasers, or to or through underwriters, dealers or agents. To the extent required, a Prospectus Supplement with respect to the Common Stock will set forth the terms of the offering of the Common Stock, including the name(s) of any underwriters, dealers or agents, the name(s) of the Selling Stockholders, the number of shares of Common Stock to be sold, the price of the offered Common Stock, any underwriting discounts or other items constituting underwriters' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

      The Common Stock offered hereby may be sold from time to time directly by the Selling Stockholders or, alternatively, through underwriters, broker-dealers or agents. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Common Stock offered hereby or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of such Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the Common Stock offered hereby short and deliver such Common Stock to close out such short positions, or loan or pledge such Common Stock to broker-dealers that in turn may sell such securities. The Common Stock offered hereby also may be sold pursuant to Rule 144 under the Securities Act.

      Any Selling Stockholder and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Common Stock, may be deemed "underwriters" as that term is defined by the Securities Act.

      To the extent required, the underwriter or underwriters with respect to a particular underwritten offering of Common Stock (if any) will be named in the Prospectus Supplement relating to such offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Common Stock in an underwritten offering will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Common Stock if any is purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If a dealer is utilized in the sale of any Common Stock in respect of which this Prospectus is delivered, the Selling Stockholders may sell such Common Stock to the dealer, as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

      In connection with the sale of the Common Stock offered hereby, underwriters or agents may receive compensation from the Company, the Selling Stockholders or from purchasers of such Common Stock for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters, agents, and dealers participating in the distribution of the Common Stock may be deemed to be underwriters, and any such compensation received by them and any profit on the resale of Common Stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

      The Common Stock is listed on the NYSE, the Pacific Stock Exchange, the Chicago Stock Exchange and the London Stock Exchange. Any underwriters to whom Common Stock is sold by the Selling Stockholders for public offering and sale may make a market in such Common Stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Common Stock.

      The Selling Stockholders, agents, dealers, and underwriters may be entitled under the Registration Rights Agreement or other agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the Selling Stockholders, agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, the Company in the ordinary course of business.

      The Company has agreed to pay certain expenses in connection with the offering contemplated hereby, including (i) registration and filing fees,
(ii) fees and expenses of providing certain information to the Sellers,
(iii) fees and expenses of compliance with securities or blue sky laws and
(iv) fees and expenses of preparing and delivering certificates representing the Common Stock. In addition to such expenses, the Company has agreed to pay certain other expenses customarily borne by issuers in the event of an underwritten offering of Common Stock conducted pursuant to the Registration Rights Agreement, including: (i) printing expenses, (ii) fees and disbursements of counsel for the Company and its independent public accountants, and (iii) reasonable fees and expenses of one counsel for the Selling Stockholders. The Selling Stockholders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to clause (iii) immediately above, expenses of their own counsel. Any Selling Stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company and the Selling Stockholders have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Common Stock including liabilities arising under the Securities Act.

      In connection with the offering made hereby, persons participating in the offering, such as any underwriters, may purchase and sell Common Stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Stock, and syndicate short positions involve the sale by underwriters of a greater number of shares of Common Stock than they are required to purchase from the Selling Stockholders in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Common Stock sold in the offering for their account may be reclaimed by the syndicate if such Common Stock is repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Stock, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

                               LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                  EXPERTS

      The consolidated financial statements and supplemental notes of the Company and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference into this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses to be borne by the Company in connection with the offering described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates.

    Securities and Exchange Commission Registration Fee....  $   49,206
    Legal Fees and Expenses................................      20,000
    Miscellaneous .........................................      10,794
                                                              ---------
                Total......................................  $   80,000
                                                             ==========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

In addition, the Company maintains directors' and officers' liability insurance policies.

Article Sixth of the Restated Certificate of Incorporation of the Company and Article VI of the Restated By-laws of the Company provide that, to the fullest extent authorized by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

ITEM 16.  EXHIBITS

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit
Number                      Description of Exhibits
-------                     -----------------------
2(a) Stock Purchase Agreement, dated as of March 12, 1997 (the "Stock Purchase Agreement"), by and among the Company, J&H and the stockholders of J&H listed on Annex A thereto (incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on March 17, 1997, relating to the business combination with J&H).

2(b) First Amendment, dated as of March 27, 1997, to the Stock Purchase Agreement (incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on April 7, 1997, relating to the business combination with J&H).

4(a) Specimen Certificate Evidencing the Common Stock (incorporated by reference to the Company's Registration Statement on Form 8-B, dated May 22, 1969).

4(b) Rights Agreement, dated as of September 18, 1997 (incorporated by reference to the Company's Registration Statement on Form 8-A, dated October 10, 1997.)

5           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23(a)       Consent of Deloitte & Touche LLP, Auditors.

23(b)       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
            Exhibit 5).

24 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).


ITEM 17.  UNDERTAKINGS

The undersigned registrant (the "Registrant") hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that, since this registration statement is on Form S-3, paragraphs (1)(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on March 26, 1998.

                                     MARSH & MCLENNAN COMPANIES, INC.


                                     By /s/ A. J. C. Smith
                                       --------------------------------
                                       Name:  A. J. C. Smith
                                       Title: Chairman & Chief Executive
                                                Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                       TITLE                       DATE
    ---------                       -----                       ----

/s/ A.J.C. Smith                 Chairman & Chief            March 26, 1998
-----------------------------    Executive Officer
A.J.C. Smith                     (Principal Executive
                                 Officer)


/s/ Frank J. Borelli             Senior Vice President       March 26, 1998
-----------------------------    & Chief Financial
Frank J. Borelli                 Officer (Principal
                                 Financial Officer)


/s/ Douglas C. Davis             Vice President and          March 26, 1998
-----------------------------    Controller (Principal
Douglas C. Davis                 Accounting Officer)


           *                     Director                    March 26, 1998
-----------------------------
Norman Barham


           *                     Director                    March 26, 1998
-----------------------------
Lewis W. Bernard


           *                     Director                    March 26, 1998
-----------------------------
Richard H. Blum


           *                     Director                    March 26, 1998
-----------------------------
Peter Coster


           *                     Director                    March 26, 1998
-----------------------------
Robert F. Erburu


           *                     Director                    March 26, 1998
-----------------------------
Jeffrey W. Greenberg


           *                     Director                    March 26, 1998
-----------------------------
Ray J. Groves


           *                     Director                    March 26, 1998
-----------------------------
Richard S. Hickok


           *                     Director                    March 26, 1998
-----------------------------
Rt. Hon. Lord Lang of Monkton


           *                     Director                    March 26, 1998
-----------------------------
Lawrence J. Lasser


           *                     Director                    March 26, 1998
-----------------------------
Richard M. Morrow


           *                     Director                    March 26, 1998
-----------------------------
David A. Olsen


           *                     Director                    March 26, 1998
-----------------------------
George Putnam


           *                     Director                    March 26, 1998
-----------------------------
Adele Smith Simmons


           *                     Director                    March 26, 1998
-----------------------------
John T. Sinnott


           *                     Director                    March 26, 1998
-----------------------------
Frank J. Tasco


* By: /s/ Gregory F. Van Gundy
      ------------------------
      Gregory F. Van Gundy
      Attorney-in-fact





                               EXHIBIT INDEX


            Exhibit
Page        Number      Description of Exhibits
----        -------     -----------------------
            2(a)        Stock Purchase Agreement, dated as of March 12,
                        1997 (the "Stock Purchase Agreement"), by and among the Company, J&H and the stockholders of J&H listed on Annex A thereto (incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on March 17, 1997, relating to the business combination with J&H).

            2(b) First Amendment, dated as of March 27, 1997, to the Stock Purchase Agreement (incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on April 7, 1997, relating to the business combination with J&H).

            4(a) Specimen Certificate Evidencing the Common Stock (incorporated by reference to the Company's Registration Statement on Form 8-B, dated May 22,
                        1969).

            4(b) Rights Agreement, dated as of September 18, 1997 (incorporated by reference to the Company's Registration Statement on Form 8-A, dated October 10, 1997).

            5           Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

            23(a)       Consent of Deloitte & Touche LLP, Auditors.

            23(b) Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5).

            24 Powers of Attorney of certain directors of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).